Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 18, 2005 (except for Note 13 of the 2004 financial statements, as to which the date is May 13, 2005), relating to the financial statements of Signalife, Inc. (formerly Recom Managed Systems, Inc.) , a development stage company, for the year ended December 31, 2004, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Stonefield Josephson, Inc.

Los Angeles, California

January 8, 2007